Exhibit 10.10

CROWNBUTTE

WIND POWER, INC

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

EMPLOYMENT CONTRACT

This employment contract dated this _15th_ **day of** __September__, **2008**_
BETWEEN:

CROWNBUTTE WIND POWER, Inc.
111 5th Avenue NE
Mandan, North Dakota
58554
(the "Employer")

OF THE FIRST PART

AND

Manu Kalia
(the "Employee")

OF THE SECOND PART

WHEREAS:

1. The Employer is duly organized and existing under the laws of the State of North Dakota.
2. The Employer is of the opinion that the Employee has the necessary qualifications, experience, and abilities to assist and benefit the Employer in its business.
3. The Employer desires to employ the Employee, and the Employee has agreed to accept and enter such employment upon the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in the Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

Governing Law

1. This Agreement will be construed in accordance with and governed by the laws of the State of North Dakota.

Commencement Date and Term

2. The Employee will commence full-time employment with the Employer on

15 September 2008
(the commencement date)

Termination

3. Subject to termination as provided in this Agreement, the Employee is employed full time. The parties acknowledge that various provisions of this Agreement survive past termination of employment.

Position and Duties

4. The Employer agrees to employ the Employee as

Chief Financial Officer

5. and the Employee agrees to be employed on the terms and conditions set out in this Agreement. The Employee agrees to be subject to the general supervision of and act pursuant to the orders, advice and direction of the Employer.

6. The Employee will perform any and all duties now and later assigned to the Employee by the Employer. The Employee will also perform such other duties as are customarily performed by one holding such a position in other, same or similar businesses or enterprises as that engaged in by the Employer.

7. The Employee agrees to abide by the Employer's rules, regulations, and practices, including those concerning work schedules, safety procedures and sick leave, as they may from time to time be adopted or modified.

Employee Compensation

8. For the services rendered by the Employee as required by this Agreement, the Employer will compensate the employee a yearly salary of **$100,000.00** gross, until an additional $3,000,000.00 is raised from the private placement of Crownbutte stock. At that time the Employee shall receive $150,000.00 yearly

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

gross salary beginning on the first day of the following month after the additional \$3,000,000.00 is received. Manu Kalia is granted 1,000,000 shares of Crownbutte common stock vesting in 4 equal portions of 250,000 shares each on: January 1, 2009; April 1, 2009; July 1, 2009; and October 1, 2009. A warrant to purchase 1,000,000 warrants shall be issued to him, which may be converted to common stock at \$0.001 per share after 12 months of continuous employment as CFO by Crownbutte.

9. In addition to this salary the employee shall be eligible for a SIMPLE Pension Plan in which the Company shall match the employee's contribution. The Employee must have received at least \$1600.00 in total compensation in any one preceding calendar year for the SIMPLE Pension Plan to begin on the first day of the following year. This compensation will be payable once a month on the first day of the following month while this Agreement is in force. The Employer is entitled to deduct from the Employee's compensation any applicable deductions and remittances as required by law. Any future increases in salary or other compensation shall be become an integral part of this agreement and be detailed in addendums to be attached hereto.

10. The Employee understands that the Employee's compensation as provided in this Agreement will constitute the full and exclusive monetary consideration and compensation for all services performed by the Employee and for the performance of all the Employee's promises and obligations in this Agreement.

11. The Employee understands and agrees that any additional compensation to the Employee (whether a bonus or other form of additional compensation) will rest in the sole discretion of the Employer, and the Employee will not earn or accrue any right to additional compensation by reason of the Employee's employment.

12. The Employer will reimburse the Employee for all necessary expenses incurred by the Employee while traveling pursuant to the Employer's directions.

13. The Employer agrees to permit a reasonable degree of flexibility in work hours. In cases where extra time is worked in a day or a week, the employee waives any right to overtime pay or to equivalent time off in place of overtime pay.

Employee benefits

14. The Employee will be entitled to only those additional benefits that are currently in place for the Employer's employees as set out in the Employment Contracts for those holding the same or similar positions.

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

15. All benefits provided by the Employer are in the Employer's sole discretion and are subject to change, without compensation, upon the Employer providing the Employee with 60 days written notice of such change to the benefits.

16. Vacation. Regular full-time salaried employees are eligible to participate in the vacation plan. Vacation is accrued monthly based on 1/12th of the annual amounts. No more than one full year's vacation days may be carried forward to the following year. Vacation increases with service in accordance with the following schedule:

Years of Continuous Service at Time of Vacation	Amount of Vacation
0 but fewer than 3	(10 days) 2 weeks
3 but fewer than 10	(15 days) 3 weeks
10 and greater	(20 days) 4 weeks

Vacations of more than five consecutive work days can only be taken with the employer's consent. Employees should give at least one week's notice (7 days) when requesting vacation of more than two consecutive days. Should employment terminate, the employee retire, receive a military leave of absence for active duty in the military services, or be unable to take sufficient vacation days because operational requirements of the Employer, the employee shall receive pay in lieu of any vacation to which the employee is entitled.

Holidays

17. Paid holidays are New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day and Christmas Day. A holiday occurring on a Saturday or Sunday is observed the preceding Friday or succeeding Monday.

Other Paid Time Off (Sick Leave, Doctor Appointments & Funeral Leave)

18. Other paid time off accrues at the rate of eight (8) hours per month (12 days per year), up to a Maximum of 30 days that can be accumulated. Employees are not compensated for unused "other paid time off" upon termination, retirement or military leave of absence. Other paid time off can be used for sick leave, doctor appointments, caring for a sick parent, son or daughter and for funeral leave. Employees who are absent due to illness must notify their employer on the first day of such absence, normally within the first hour of work. Failure to notify the employer of the reason for the absence may result in the absence being considered unexcused and without pay. Failure to notify for two consecutive days may result in termination of employment.

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

Duty to Devote Full Time

19. The Employee agrees to devote full-time efforts to his duties as an Employee of the Employer.

Avoiding Conflict of Opportunities

20. It is understood and agreed that any business opportunity relating to or similar to the Employer's current or anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds, traded on public stock exchanges) coming to the attention of the Employee during the Employee's employment is an opportunity belonging to the Employer. Therefore, the Employee will advise the Employer of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Employer.

21. Without the written consent of the Employer, the Employee further agrees not to:
    a. solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the current or anticipated business activities of the Employer; and

    b. directly or indirectly, engage or participate in any other business activities that the Employer, in his reasonable discretion, determines to be in conflict with the best interests of the Employer.

Inability to Contract for the Employer

22. In spite of anything contained in this Agreement to the contrary, the Employee will not have the right to make any contracts or commitments for or on the behalf of the Employer without first obtaining the express written consent of the Employer.

Confidential Information and Assignment of Inventions

23. The Employee acknowledges in any position the Employee may hold, in and as a result of the Employee's employment by the Employer, the Employee will, or may, be making use of, acquiring or adding to information about certain matters and things which are confidential to the Employer and which information is the exclusive property of the Employer, including, without limitation:
    a. confidential Information means all data and information relating to the business and management of Employer, including proprietary and trade secret technology and accounting records to which access is obtained by the Employee, including Work Product, Computer Software, Other Proprietary Data, Business Operation, Marketing and Development Operations, and Customers. Confidential Information will also include any

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

information that has been disclosed by a third party to the Employer and governed by a non-disclosure agreement entered into between the third party and the Employer. Confidential Information will not include information that:

i. is generally known in the industry of the Employer;
ii. is now or subsequently becomes generally available to the public through no wrongful act of the Employee;
iii. the Employee rightfully had in his possession prior to the disclosure to Employee by the Employer;
iv. is independently created by the Employee without direct or indirect use of the Confidential Information;
v. or, the Employee rightfully obtains from a third party who has the right to transfer or disclose it.

Obligations of Confidentiality

24. The Employee agrees that a material term of the Employee's contract with the Employer is to keep all Confidential Information absolutely confidential and protect its release to the public. The Employee agrees not to divulge, reveal, report or use, for any purpose, any of the Confidential Information which the Employee has obtained or which was disclosed to the Employee by the Employer as a result of the Employee's employment by the Employer. The Employee agrees that if there is any question as to such disclosure, then the Employee will seek out senior management of the Employer prior to making any disclosure of the Employer's information that may be covered by this Agreement.
25. The obligations to ensure and protect the confidentiality of the Confidential Information imposed on the Employee in this Agreement and any obligations to provide notice under this Agreement will survive the expiration or termination, as the case may be, of this Agreement and will continue for a period of five (5) years from the date of such expiration or termination.
26. The Employee may disclose any of the Confidential Information:
    a. to a third party where Employer has consented in writing to such disclosure; and
    b. to the extent required by law or by the request or requirement of any judicial, legislative, administrative or other governmental body; however, the Employee will first have given prompt notice to the Employer of any possible or prospective order (or proceeding pursuant to which any order may result), and the Employer will have been afforded a reasonable opportunity to prevent or limit any disclosure.

Ownership and Title

27. The Employee acknowledges and agrees that all rights, title and interest in any Confidential Information will remain the exclusive property of the Employer, Accordingly, the Employee specifically agrees and acknowledges that he will

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

have no interest in the confidential information, including, without limitation, no interest in know-how, copyright, trade-marks or trade names, notwithstanding the fact that he may have created or contributed to the creation of the same.

28. This Agreement will not apply in respect of any intellectual property, process, design, development, creation, research, invention, know-how, trade names, trade-marks or copyrights for which:
    a. no equipment, supplies, facility or Confidential Information of the Employer was used; and
    b. which was developed entirely on the Employee's own time; and
    c. does not:
    i. relate to the business of the Employer
    ii. relate to the Employee's actual or demonstrably anticipated process, research or development, or:
    iii. result from any work performed by the Employee for the Employer.

29. The Employee agrees to immediately disclose to the Employer all confidential Information developed in whole or in part by the Employee during the term of the Employee's employment with the Employer and to assign to the Employer any right, title or interest the Employee may have in the Confidential Information. The Employee agrees to execute any instruments and to do all other things reasonably requested by the Employer (both during and after the Employee's employment with the Employer) in order to vest more fully in the Employer all ownership rights in those items transferred by the employee to the Employer.

Return of the Confidential Information

30. The Employee agrees that, upon request of the Employer or upon termination or expiration, as the case may be, of employment, the Employee will turn over to the Employer all documents or other computer media, or other material in the possession or control of the Employee that:
    a. may contain or be derived from ideas, concepts, creations, or trade secrets and other proprietary and Confidential Information as defined in this Agreement; or
    b. connected with or derived from the Employee's services to the Employer.

Non-solicitation

31. Any attempt on the part of the Employee to induce others to leave the Employer's employ or to interfere with the Employer's relationship with his other employees and contractors would be harmful and damaging to the Employer. The Employee agrees that during the term of his employment with the Employer and for a term of five (5) years following it, the Employee will not in any way, directly or indirectly:
    a. induce or attempt to induce any employee or contractor of the Employer to

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

quit employment or retainer with the Employer;

b. otherwise interfere with or disrupt the Employer's relationship with his employees and contractors;

c. discuss employment opportunities or provide information about competitive employment to any of the Employer's employees or contractors;

d. solicit, entice, or hire away any employee or contractor of the Employer.

This obligation will be limited to those who were employees or contractors of the Employer at the time the Employee was employed by the Employer.

Non-Competition

32. Other than through employment with a bona-fide independent party, or with the express written consent of the Employer, which will not be unreasonably withheld, the Employee will not, during the continuance of this Agreement or within two (2) years after the termination or expiration, as the case may be, of this Agreement, be directly or indirectly involved with a business which is in direct competition with the particular business line of the Employer.

33. For a period of two (2) years from the date of termination or expiration, as the case may be, of the Employee's employment with the Employer, the Employee will not divert or attempt to divert from the Employer any business the Employer had enjoyed, solicited, or attempted to solicit, from its customers, prior to termination or expiration, as the case may be, of the Employee's employment with the employer.

Termination Due to Discontinuance of Business or Downsizing for Lack of Work

34. In spite of anything contained in this Agreement to the contrary, in the event that the Employer will discontinue operating its business or be forced to reduce the amount of personnel under hire because of Lack of Work, then, at the Employer's sole option, this Agreement will terminate as of the last day of the month in which the Employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date of this Agreement.

Termination for Disability

35. In spite of anything contained in this Agreement to the contrary, the Employer has the sole option to terminate this Agreement in the event that the Employee, during the term of this Agreement, becomes Permanently Disabled, as defined in the Agreement. Such option will be exercised by the Employer giving notice to the Employee by personally delivering to the Employee or by registered mail addressed to the Employee of the Employer's intention to terminate this Agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this Agreement will cease on the last day of the month

CROWNBUTTE
WIND POWER, INC

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

in which the notice is so delivered or mailed, with the same force and effect as if such last day of the month was the date originally set forth in this Agreement as the termination date of the Agreement.

36. For the purposes of this Agreement, the Employee will be deemed to have become permanently disabled, if, during any year of the term of the Agreement, because of ill health, physical or mental disability or for other causes beyond the Employer's control, he will have been continuously unable or unwilling or will have failed to perform his duties under this Agreement for sixty (60) consecutive days, or if, during any year of the term of this Agreement, the Employee will have been unable or unwilling or will have failed to perform his duties for a total period of 120 days, irrespective of whether or not such days are consecutive. For the purposes of this Agreement, the term "any year of the term of this Agreement" means any 12 calendar month period commencing on 1st day of January, and terminating on 31st day of December, during the term of this Agreement.

Termination of Employment

37. Where the Employee has breached any of the terms of this Agreement or where there is just cause for termination, the Employer may terminate the Employee's employment without notice.
38. The Employee and the Employer agree that reasonable and sufficient notice of termination of employment by the Employer is the greater of one month and any notice required under any relevant employment legislation.
39. If the Employee wishes to terminate his employment with the Employer, the Employee will provide the Employer with one month's notice. Alternatively, if the Employee cooperates with the training and development or a replacement, then sufficient notice is given if it is sufficient notice to allow the Employer to find and train the replacement.
40. Should the Employee terminate his employment pursuant to this Agreement, and there is no constructive dismissal, the Employee agrees to be reasonably available as a consultant for the purposes of maintaining any projects or developments created while employed by the Employer. The Employee agrees to negotiate the terms of the consulting work in good faith. In his capacity as a consultant for the Employer pursuant to this paragraph, the employee agrees to provide his present residential address and telephone number as well as his business address and telephone number.
41. The time specified in the notice by either the Employee or the Employer may expire on any day of the month, and upon the date of termination, the Employer will forthwith pay to the Employee any outstanding portion of the wage, accrued vacation and banked time, if any, calculated to the date of termination. Notwithstanding the date of termination, the Employee acknowledges and agrees to diligently execute and complete his employment responsibilities to the Employer at the reasonable direction of the Employer. Failure of the Employee to

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: Info@crownbutte.com
www.crownbutte.com

responsibly execute his obligations to the Employer during the notice period will be considered to be an abandonment of his obligations and will be sufficient cause for immediate termination of the Employee without compensation or notice.

Remedies

42. The Employee agrees and acknowledges that the Confidential Information is of a proprietary and confidential nature, and that any disclosure of the Confidential Information to a third party in breach of this Agreement cannot be reasonably or adequately compensated for in money damages, would cause irreparable injury to the Employer, would gravely affect the effective and successful conduct of the Employer's business and goodwill, and would be a material breach of this Agreement
43. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee agrees that the Employer is entitled to, in addition to and not in limitation of any other rights and remedies available to the Employer at law or in equity, to a permanent injunction in order to prevent or restrain any such breach by the Employee or by the Employee's partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with the Employee.
44. The Employee agrees to cooperate with the Employer following termination by providing documentation and other information to permit the Employer to evaluate whether the Employee is honoring his post-employment obligations set out in this Agreement.

Serverability

45. Employer and Employee acknowledge that this Agreement is reasonable, valid and enforceable. However, if a court of competent jurisdiction finds any of the provisions of this agreement to be too broad to be enforceable, it is the parties' intent that such provisions be reduced in scope by the court only to the extent deemed necessary by the court to render the provision reasonable and enforceable, bearing in mind that it is the Employee's intention to give the Employer the broadest possible protection against disclosure of the Confidential Information, against the Employee soliciting the Employer's employees and contractors, and against the Employee using such Confidential Information in competing with the Employer.
46. In the event that any of the provisions of this Agreement will be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions will nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement and the remaining provisions had been executed by both parties subsequent to the expunging of the invalid provision.

111 - 5th Avenue NE
Mandan, North Dakota 58554-5322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

Notices

47. If Employee loses or makes unauthorized disclosure of any of the Confidential Information, the Employee will immediately notify the Employer and take all reasonable steps necessary to retrieve the lost or improperly disclosed Confidential Information.

Modification of Agreement

48. Any amendment or modification of this Agreement or additional obligations assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Governing Law

49. It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of North Dakota, without regard to the jurisdiction in which any action or special proceedings may be instituted.

General Provisions

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

50. The Employee is liable for all costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by the Employer in enforcing this Agreement as a result of any default of this Agreement by the Employee.
51. No failure or delay by the Employer in exercising any power, right or privilege provided in this Agreement will operate as a waiver, nor will any single or partial exercise of such rights, power or privileges preclude any further exercise of them or the exercise of any other right, power or privilege provided in this Agreement.
52. This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, as the case may be, of the Employer and the Employee.
53. This Agreement may be executed in counter parts, facsimile signatures are binding and are considered to be original signatures.
54. If there is a previous employment agreement between the parties to this Agreement, the parties agree that this Agreement will replace that previous employment agreement, and the Employee acknowledges that this Agreement was

CROWNBUTTE

WIND POWER, INC

111 - 5th Avenue NE
Mandan, North Dakota 58554-6322
58554-3522, USA
Tel. (701)667-2083
Fax (701)667-2073
Email: info@crownbutte.com
www.crownbutte.com

entered into in consideration of a compensation increase commencing the start of this Agreement. The Employee acknowledges that it was agreed at that time that a new employment agreement would be entered into in consideration of the compensation increase.

55. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or written. As of the effective date of this Agreement, this Agreement supersedes all other agreements between the parties. The parties to this Agreement stipulate that neither of them has made any representations with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement. Each of the parties acknowledges that it has relied on its own judgment in entering into this Agreement.

IN WITNESS WHEREOF Crownbutte Wind Power , Inc. has duly affixed its signature by a duly authorized officer under seal and

has duly signed under hand and seal the 15 day of September, 2008

Crownbutte Wind Power, Inc.

(SEAL)

(signature)

Timothy H. Simons
President and CEO

Manu Kalia

(signature)